Exhibit 10.51

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

TENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS TENTH AMENDMENT, dated as of October 15, 2019, amends and modifies a certain Master Repurchase Agreement, dated as of March 24, 2015, as amended by Amendments dated as of June 24, 2015, March 15, 2016, April 20, 2016, June 20, 2016, June 16, 2017, August 18, 2017, September 28, 2018, August 29, 2019 and September 13, 2019 (as so amended, the “Repurchase Agreement”), between GUILD MORTGAGE COMPANY and GUILD MORTGAGE COMPANY, LLC (the “Sellers”) and U.S. BANK NATIONAL ASSOCIATION (the “Buyer”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Repurchase Agreement.

FOR VALUE RECEIVED, the Sellers and the Buyer agree that the Repurchase Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE REPURCHASE AGREEMENT

1.1 Definitions. The following definitions in Section 1.1 are amended to read as follows:

“‘Purchase Commitment Amount’ means the maximum Purchase Price for all Open Transactions which may from time to time be outstanding, being either (a) [***] on and after effectiveness of the Tenth Amendment hereof through and including January 1, 2020, or (b) [***] on and after January 2, 2020 through and including the Termination Date, as each such amount may be reduced from time to time pursuant to Section 2.3.”

“‘Termination Date’ means the earliest of (a) September 11, 2020, (b) the date on which the Purchase Commitment is terminated pursuant to Section 10.2 hereof or (c) the date on which the Purchase Commitment Amount is reduced to zero pursuant to Section 2.3 hereof.”

1.2 Price Differential. Section 3.1 is amended to read as follows:

“(a) Prior to an Event of Default. Except as provided in (b) below, Price Differential on all Open Transactions shall be determined by applying to the Purchase Price of all Purchased Mortgage Loans under such Open Transaction an annual rate equal to [***] plus the greater of (i) zero percent (0%), or (ii) the one-month LIBOR rate quoted by Buyer from Reuters Screen LIBOR01 or any successor thereto which may be designated by the Buyer as provided below, which shall be that one-month LIBOR rate in effect and reset each Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent. Notwithstanding the foregoing, in the event the Buyer determines (which determination shall be conclusive absent manifest error) that (i) the Price Differential rate applicable to Purchases hereunder is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining such Purchases and such circumstances are unlikely to be temporary, (ii) ICE Benchmark Administration (or any Person that takes over the administration of such rate) discontinues its administration and publication of interest settlement rates for deposits in Dollars, or (iii) the supervisor for the administrator of such interest settlement rate or a Governmental Authority having jurisdiction over the Buyer has made a public statement identifying a specific date after which such interest settlement rate shall no longer be used for determining interest rates for loans or Price Differential for Purchases, then the Buyer shall determine an alternate Price Differential rate to the one-month LIBOR rate that gives due consideration to the then prevailing market convention for determining a rate of Price

Differential or interest for comparable bank-originated commercial loans in the United States at such time, and, if necessary, the Buyer and the Seller shall enter into an amendment to this Agreement to reflect such alternate Price Differential rate and such other related changes to this Agreement as may be applicable. Such alternate Price Differential rate shall be adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Until an alternate Price Differential rate shall be determined in accordance with this Section 3.1(a), Price Differential on each Open Transaction shall accrue at the Prime Rate plus the margin referenced above . If the alternate Price Differential rate determined pursuant to this Section 3.1(a) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. The Buyer’s internal records of applicable Price Differential (including without limitation the Buyer’s designation of any successor interest rate index if the rate index described above shall become temporarily unavailable) shall be determinative in the absence of manifest error.”

1.3   Non-Use Fee.   Section 3.2 is amended by deleting “less than [***] of the Purchase Commitment Amount” (as the threshold for applicability of the Non-Use Fees) and inserting “less than [***] of the Purchase Commitment Amount” in place thereof.

1.4 Timing of Requests and Confirmations. Section 2.2 is amended as follows:

(a) Reference to “2:30 p.m., Denver time” in subsection (a) is changed to “3:00 p.m., Denver time”.

(b) Reference to “12:00 noon, Denver time” in subsection (f) is changed to “1:00 p.m., Denver time”.

1.5 Adjusted Tangible Net Worth. Section 9.14 is amended to read as follows:

“Section 9.14 Adjusted Tangible Net Worth. Permit the Sellers’ Adjusted Tangible Net Worth to be less than [***] at any time.”

1.6 Adjusted Leverage Ratio. Section 9.15 is amended to read as follows:

“Section 9.15 Adjusted Leverage Ratio. Permit the Adjusted Leverage Ratio of the Sellers to be greater than [***] at any time.”

1.7 Exhibits. Exhibits A (“Calculation of Purchase Value, Aggregate Purchase Sublimits, Eligible and Ineligible Mortgage Loans”), B (“Approved Investors”) and D (“Compliance Certificate”) are replaced by Exhibits A [Omitted pursuant to Item 601(a)(5) of Regulation S-K], B [Omitted pursuant to Item 601(a)(5) of Regulation S-K] and D [Omitted pursuant to Item 601(a)(5) of Regulation S-K] attached to this Amendment.

1.7 Construction. All references in the Repurchase Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Repurchase Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Buyer to enter into this Amendment and to continuing to Purchase Mortgage Loans under the Repurchase Agreement as amended hereby, the Sellers hereby warrant and represent to the Buyer that they are duly authorized to execute and deliver this Amendment, and to perform their obligations under the Repurchase Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1   Warranties.   Before and after giving effect to this Amendment, the representations and warranties in Article VII of the Repurchase Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.3 Documents. The Buyer and the Sellers shall have executed and delivered this Amendment. The Sellers shall have provided an incumbency certificate for any officer signing this Amendment, if different than prior signing officers.

ARTICLE IV - GENERAL

4.1 Expenses. The Sellers agree to reimburse the Buyer upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Buyer in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Sellers hereunder, and to pay and save the Buyer harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Sellers shall survive any termination of the Repurchase Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.   This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Repurchase Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Sellers and the Buyer and their respective successors and assigns, and shall inure to the benefit of the Sellers and the Buyer and the successors and assigns of the Buyer. Except as hereby amended, the Repurchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

(signature page follows)

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy C. Hayes

Title	Vice President

GUILD MORTGAGE COMPANY, LLC

By:	/s/ Terry L. Schmidt

Title:	CFO, EVP

GUILD MORTGAGE COMPANY

By:	/s/ Terry L. Schmidt

Title:	CFO, EVP

(signature page to Tenth Amendment)

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